Exhibit 99.2

January 19, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas Issues 2021 Financial Guidance;
Updates 2020 Financial Guidance

Five-year Financial and Dividend Growth Rates Updated;
Capital Investments Forecast Increased

TULSA, Okla. - Jan. 19, 2021 - ONE Gas, Inc. (NYSE: OGS) today announced that its 2021 net income is expected to be in the range of $198 million to $210 million, with earnings per diluted share of $3.68 to $3.92. The midpoint of 2021 guidance for ONE Gas (the Company) is net income of $204 million, and earnings per diluted share of $3.80.

The Company also updated its 2020 guidance to earnings of $3.66 to $3.70 per diluted share from the previous range of $3.44 to $3.68 per diluted share.

The Company's 2021 earnings guidance includes the benefit of new rates and customer growth, offset by higher operating expenses, including depreciation expense from capital investments, and assumes normal weather. This guidance does not assume the Company will record any regulatory assets for COVID-19 during 2021.

Capital expenditures, including asset removal costs, are expected to be approximately $540 million in 2021, with nearly 70% of these expenditures targeted for system integrity and the balance primarily for customer growth. The anticipated average rate base for 2021 is $4.23 billion, calculated consistent with utility ratemaking in each jurisdiction.

Net income is expected to increase by an average of 6% to 8% annually between 2020 and 2025, with diluted earnings per share of 5% to 7%; however, the nature and timing of regulatory filings, particularly full rate cases, as well as equity issuances, will impact the growth rate in any individual year.

Capital expenditures, including asset removal costs, are expected to be in the range of $540 million to $640 million per year between 2021 and 2025, or approximately $3.0 billion for the five-year period, leading to rate base growth averaging 7% to 8% per year between 2020 and 2025.

The average annual dividend growth rate is expected to be 6% to 8% between 2020 and 2025, with a target dividend payout ratio of 55% to 65% of net income, subject to board of directors’ approval.
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ONE Gas Issues 2021 Financial Guidance
January 19, 2021

Additional information can be found in the 2021 Financial Guidance investor presentation on the ONE Gas website at https://www.onegas.com/investors/financials-and-filings/guidance.

Guidance estimates may be impacted by the variables in the forward-looking statements listed below.
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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover operating costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates;
•our ability to manage our operations and maintenance costs;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis, such as the outbreak of COVID-19, including the impact to our operations, customers, contractors, vendors and employees, and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•conservation and energy storage efforts of our customers;
•variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•the mechanical integrity of facilities operated;
•operational hazards and unforeseen operational interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility and counterparty creditworthiness;
•the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;
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ONE Gas Issues 2021 Financial Guidance
January 19, 2021

•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of natural gas purchased for our customers;
•impact of potential impairment charges;
•volatility and changes in markets for natural gas;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due;
•changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve, and conditions in these areas’ housing markets;
•acts of nature and the potential effects of threatened or actual terrorism and war;
•cyber-attacks, which, according to experts, have increased in volume and sophistication since the beginning of the COVID-19 pandemic, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or Company information; further, increased remote working arrangements as a result of the pandemic have required enhancements and modifications to our IT infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;
•changes in accounting standards;
•changes in corporate governance standards;
•discovery of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures, the ONE Gas Credit Agreement and the ONE Gas 364-day Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors;
•unexpected increases in the costs of providing health care benefits, along with pension and postretirement health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;
•the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture; and
•the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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